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EXHIBIT 3.2

                                    BYLAWS
                                      OF
                       COMMUNITY INDEPENDENT BANK, INC.


          These Bylaws are supplemental to the Pennsylvania Business Corporation Law and other applicable provisions of law, as the same shall from time to time be in effect.


ARTICLE I. MEETINGS OF SHAREHOLDERS.

          Section 101. Place of Meetings. All meetings of the shareholders shall
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be held at such place or places, within or without the Commonwealth of
Pennsylvania, as shall be determined by the Board of Directors from time to time.

          Section 102. Annual Meetings. The annual meeting of the shareholders
                       ---------------
for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such time as the Board of Directors shall fix. Any business which is a proper subject for shareholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable law.

          Section 103. Special Meetings. Special meetings of the shareholders
                       ----------------
may be called at any time by the Board of Directors, the Chief Executive Officer, the Chairman of the Board, the President or by the shareholders entitled to cast at least one-third of the vote which all shareholders are entitled to cast at the particular meeting.
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          Section 104. Conduct of Shareholders' Meetings. The Chief Executive
                       ---------------------------------
Officer shall preside at all shareholders' meetings. In the absence of the Chief Executive Officer, the Chairman of the Board shall preside or, in his or her absence, the President or, in his or her absence, any officer designated by the Board of Directors. The officer presiding over the shareholders' meeting may establish such rules and regulations for the conduct of the meeting as he or she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting. Unless the officer presiding over the shareholders' meeting otherwise requires, shareholders need not vote by ballot on any questions.


ARTICLE II. DIRECTORS AND BOARD MEETINGS

          Section 201. Management by Board of Directors. The business and
                       --------------------------------
affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

          Section 202. Nomination for Directors. Nominations for directors to be
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elected at an annual meeting of shareholders must be submitted to the Secretary of the Corporation in writing not
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later than the close of business on the twentieth day immediately preceding the date of the meeting. All late nominations shall be rejected. Notwithstanding the foregoing, at any time prior to the election of directors at a meeting of shareholders the Board of Directors may designate a substitute nominee to replace any bona fide nominee who was nominated as set forth above and, who, for any reason, becomes unavailable for election as a director.

          Section 203. Directors Must be Shareholders. Every director must be a
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shareholder of the Corporation or The Merchants National Bank of Allentown and
shall own in his or her own right the number of shares (if any) required by law in order to qualify as such director. Any director shall forthwith cease to be a director when he or she no longer holds such shares, which fact shall be reported to the Board of Directors by the Secretary, whereupon the Board of Directors shall declare the seat of such director vacated.

          Section 204. Eligibility and Mandatory Retirement. No person shall be
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eligible to be elected as a director if he or she shall have attained the age of seventy on or prior to the date of his election. Any director of this Corporation who attains the age of seventy shall cease to be a director (without any action on
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his or her part) at the close of business on the day prior to the date of the next shareholders' meeting at which directors are to be elected regardless of whether or not his or her term as a director would otherwise expire at such shareholders' meeting. Notwithstanding the foregoing, the age of sixty-five, as opposed to seventy, shall be the applicable age for purposes of this Section 204 as to directors who are present or former officers of the Corporation or any of the subsidiaries of the Corporation.

          Section 205. Number of Directors. The Board of Directors shall consist
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of not less than five (5) nor more than twenty-five (25) directors. The number of directors to be elected, subject to the foregoing limits, shall be determined from time to time by the Board of Directors.

          Section 206. Classification of Directors. The directors shall be
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divided into three classes, as nearly equal in number as possible, known as
Class 1, consisting of not more than eight (8) directors, and Class 2, consisting of not more than eight (8) directors, and Class 3, consisting of not more than nine (9) directors. The initial directors of Class 1 shall serve until the third annual meeting of shareholders. At the third annual meeting of the shareholders, the directors of Class 1 shall be elected for
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a term of three years and, after expiration of such term, shall thereafter be elected every three years for three year terms. The initial directors of Class 2 shall serve until the second annual meeting of shareholders. At the second annual meeting of the shareholders, the directors of Class 2 shall be elected for a term of three years and, after the expiration of such term, shall thereafter be elected every three years for three year terms. The initial directors of Class 3 shall serve until the first annual meeting of shareholders. At the first annual meeting of the shareholders the directors of Class 3 shall be elected for a term of three years and, after the expiration of such term, shall thereafter be elected every three years for three year terms. Each director shall serve until his or her successor shall have been elected and shall qualify, even though his or her term of office as herein provided has otherwise expired, except in the event of his or her earlier resignation, removal or disqualification.

          Section 207. Vacancies. Vacancies in the Board of Directors, including
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vacancies resulting from an increase in the number of directors, may be filled by the remaining members of the Board even though less than a quorum. Any director elected to fill a vacancy in the Board of Directors shall become a member of the same class of directors in which the vacancy existed; but if the vacancy is due to an increase in the number of directors, a
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majority of the members of the Board of Directors shall designate such directorship as belonging to Class 1, Class 2 or Class 3 so as to maintain the three classes of directors as nearly equal in number as possible. Each director so elected shall be a director until his or her successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

          Section 208. Resignations. Any director may resign at any time. Such
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resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

          Section 209. Compensation of Directors. No director shall be entitled
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to any salary as such; but the Board of Directors may fix, from time to time, a reasonable annual fee for acting as a director and a reasonable fee to be paid each director for his or her services in attending meetings of the Board or meetings of committees appointed by the Board. The Corporation may reimburse directors for expenses related to their duties as a member of the Board.

          Section 210. Regular Meetings. Regular meetings of the Board of
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Directors shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board shall
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from time to time designate or as may be designated in any notice from the
Secretary calling the meeting. The Board of Directors shall meet for reorganization at the first regular meeting following the annual meeting of shareholders at which the directors are elected. Notice need not be given of regular meetings of the Board of Directors which are held at the time and place designated by the Board of Directors. If a regular meeting is not to be held at the time and place designated by the Board of Directors, notice of such meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board at least twenty-four hours before the time of the meeting.

          Section 211. Special Meetings. Special meetings of the Board of
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Directors may be called by the Chairman of the Board, the Chief Executive
Officer, the President or whenever three or more members of the Board so request in writing. A special meeting of the Board of Directors shall be deemed to be any meeting other than the regular meeting of the Board of Directors. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each
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member of the Board at least twenty-four hours before the time of such meeting.

          Section 212. Chairmen of the Board. The Board of Directors shall elect
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a Chairman of the Board at the first regular meeting of the Board following each annual meeting of shareholders at which directors are elected. The Chairman of the Board shall be a member of the Board of Directors and shall preside at the meetings of the Board and perform such other duties as may be prescribed by the Board of Directors.

          Section 213. Vice Chairmen of the Board. The Board of Directors may
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elect one or more Vice Chairmen of the Board as the Board of Directors may from time to time deem advisable. The Vice Chairmen of the Board shall have such duties as are prescribed by the Board of Directors or the Chairman of the Board. The Vice Chairmen of the Board need not be members of the Board of Directors.

          Section 214. Reports and Records. The reports of officers and
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committees and the records of the proceedings of all committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practicable, at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.
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ARTICLE III. COMMITTEES.

          Section 301. Committees. The following two committees of the Board of
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Directors shall be established by the Board of Directors in addition to any other committee the Board of Directors may in its discretion establish:

                               Executive Committee
                                 Audit Committee

          Section 302. Executive Committee. The Executive Committee shall
                       -------------------
consist of any five or more directors. A majority of the members of the Executive Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be actions of the Committee. Meetings of the Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two or more members of the Committee so request in writing. The Executive Committee shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between the dates of regular meetings of the Board.

          Section 303. Audit Committee. The Audit Committee shall consist of at
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least five directors, none of whom shall be officers of the Corporation.
Meetings of the Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two or more members of the Committee so request
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in writing. A majority of the members of the Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be actions of the Committee. The Committee shall supervise the audit of the books of the Corporation and recommend for approval by the Board the services of a reputable certified public accounting firm to examine the affairs of the Corporation.

          Section 304. Appointment of Committee Members. The Board of Directors
                       --------------------------------
shall elect the members of the Executive and Audit Committees and the chairman and vice chairman of each such committee to serve until the next annual meeting of shareholders. The Chief Executive Officer shall appoint or shall establish a method of appointing, subject to the approval of the Board of Directors, the members of any other committees established by the Board of Directors, and the chairman and vice chairmen of each such committee, to serve until the next annual meeting of shareholders.

          Section 305. Organization and Proceedings. Each committee of the Board
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of Directors shall effect its own organization by the appointment of a secretary and such other officers, except the chairman and vice chairmen as it may deem necessary. A record of the proceedings of all committees shall be kept by the
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secretary of such committee and filed and presented as provided in Section 214 of these Bylaws.


ARTICLE IV. OFFICERS.

          Section 401. Officers. The officers of the Corporation shall be a
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Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers and assistant officers as the Board of Directors may from time to time deem advisable. Except for the Chief Executive Officer, President, Secretary and Treasurer, the Board may refrain from filling any of the said offices at any time and from time to time. The same individual may hold any two or more offices except both the offices of President and Treasurer. The following officers shall be elected by the Board of Directors at the time, in the manner and for such terms as the Board of Directors from time to time shall determine: Chief Executive Officer, President, Executive Vice Presidents, Senior Vice Presidents, Administrative Vice Presidents, Secretary, and Treasurer. The Chief Executive Officer may, subject to change by the Board of Directors, appoint such other officers and assistant officers as he or she may deem advisable provided such officers or assistant officers have a title no higher than Vice President, who shall hold office for
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such periods as the Chief Executive Officer shall determine. Any officer may be removed at any time, with or without cause, and regardless of the term for which such officer was elected, but without prejudice to any contract right of such officer.

          Section 402. Chief Executive Officer. The Chief Executive Officer
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shall have general supervision of all of the departments and business of the
Corporation and shall prescribe the duties of the other officers and employees and see to the proper performance thereof. The Chief Executive Officer shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. The Chief Executive Officer shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the Corporation by the Board of Directors or by the Chief Executive Officer. The Chief Executive Officer shall be a member of the Board of
Directors. In the absence or disability of the Chairman of the Board or his or her refusal to act, the Chief Executive Officer shall preside at meetings of the Board. In general, the Chief Executive Officer shall perform all the duties and exercise all the powers and authorities incident to such office or as prescribed by the Board of Directors.
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          Section 403. President. The President shall perform such duties as are
                       ---------
incident to such office or prescribed by the Board of Directors or the Chief Executive Officer. In the event of the absence or disability of the Chief Executive Officer or his or her refusal to act, the President shall perform the duties and have the powers and authorities of the Chief Executive Officer. The President shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the Corporation by the Board of Directors or the President. The President shall be a member of the Board of Directors. In the absence or disability of the Chairman of the Board and the Chief Executive Officer or their refusal to act, the President shall preside at meetings of the Board.

          Section 404. Vice Presidents. The Vice Presidents shall perform such
                       ---------------
duties, do such acts and be subject to such supervision as may be prescribed by the Board of Directors, the Chief Executive Officer or the President. In the event of the absence or disability of the Chief Executive Officer and President or their refusal to act, the Vice Presidents, in the order of their rank, and within
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the same rank in the order of their seniority, shall perform the duties and have the powers and authorities of the Chief Executive Officer and President, except to the extent inconsistent with applicable law.

          Section 405. Secretary. The Secretary shall act under the supervision
                       ---------
of the Chief Executive Officer and President or such other officer as the Chief Executive Officer or President may designate. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required by these Bylaws or otherwise. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors. The Secretary shall keep a seal of the Corporation, and, when authorized by the Board of Directors, the Chief Executive Officer or the President, cause it to be affixed to any documents and instruments requiring it. The Secretary shall perform such other duties as may be prescribed by the Board of Directors, Chief Executive Officer, President or such other supervising officer as the Chief Executive Officer or President may designate.
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          Section 406. Treasurer. The Treasurer shall act under the supervision
                       ---------
of the Chief Executive Officer and President or such other officer as the Chief Executive Officer or President may designate. The Treasurer shall have custody of the Corporation's funds and such other duties as may be prescribed by the Board of Directors, Chief Executive Officer, President or such other supervising officer as the Chief Executive Officer or President may designate.

          Section 407. Assistant Officers. Unless otherwise provided by the
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Board of Directors, each assistant officer shall perform such duties as shall be prescribed by the Board of Directors, the Chief Executive Officer, the President or the officer to whom he or she is an assistant. In the event of the absence or disability of an officer or his or her refusal to act, his or her assistant officers shall, in the order of their rank, and within the same rank in the order of their seniority, have the powers and authorities of such officer.

          Section 408. Compensation. Unless otherwise provided by the Board of
                       ------------
Directors, the salaries and compensation of all officers and assistant officers, except the Chief Executive Officer and President shall be fixed by or in the manner designated by the Chief Executive Officer.
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          Section 409. General Powers. The officers are authorized to do and
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perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the directions of the Board of Directors.


ARTICLE V. INDEMNIFICATION.

          Section 501. Mandatory Indemnification. The Corporation shall, to the
                       -------------------------
full extent permitted by Section 410 of the Pennsylvania Business Corporation Law (15 P.S. 1410), as amended from time to time, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or employee of the Corporation or of any of its subsidiaries.

          Section 502. Optional Indemnification. In all situations in which
                       ------------------------
indemnification is not mandatory under Section 501 hereof, the Corporation may, to the full extent permitted by Section 410 of the Pennsylvania Business Corporation Law (15 P.S. 1410), as amended from time to time, indemnify all persons whom it is empowered to indemnify pursuant thereto.


ARTICLE VI. SHARES OF CAPITAL STOCK.

          Section 601. Authority to Sign Share Certificates. Every
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share certificate of the Corporation shall be signed by the Chief Executive
Officer or the President and by the Secretary or one of the Assistant Secretaries. Certificates may be signed by a facsimile signature of the Chief Executive Officer or the President and the Secretary or one of the Assistant Secretaries of the Corporation.

          Section 602. Lost or Destroyed Certificates. Any person claiming a
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share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such person shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Board of Directors, or the Chief Executive Officer, or the President or the Secretary; and (c) satisfied any other reasonable requirements (including providing an affidavit and a surety bond) fixed by the Board of Directors, or the Chief Executive Officer, or the President or the Secretary.


ARTICLE VII. GENERAL.

          Section 701. Fiscal Year. The fiscal year of the Corporation shall
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begin on the first day of January in each year and end on the thirty-first day of December in each year.
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          Section 702. Record Date. The Board of Directors may fix any time
                       -----------
whatsoever (whether or not the same is more than fifty days) prior to the date of any meeting of shareholders, or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meetings, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.

          Section 703. Absentee Participation in Meetings. One or more directors
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may participate in a meeting of the Board of Directors, or of a committee of the
Board, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.

          Section 704. Emergency Bylaws. In the event of any emergency resulting
                       ----------------
from a nuclear attack or similar disaster, and during the continuance of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of these Bylaws:
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          (a) A meeting of the Board of Directors or of any committee thereof may be called by any officer or director upon one hour's notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

          (b) The director or directors in attendance at the meeting of the Board of Directors or of any committee thereof shall constitute a quorum; and

          (c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the directors attending any meeting of the Board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

          Section 705. Severability. If any provision of these Bylaws is illegal
                       ------------
or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.


ARTICLE VIII. AMENDMENT OR. REPEAL.

          Section 801. Amendment or Repeal by the Board of Directors. These
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Bylaws may be amended or repealed, in whole or in part, by a majority vote of members of the Board of Directors at any regular or special meeting of the Board duly convened. Notice need not be given of the purpose of the meeting of the Board of Directors at which the amendment or repeal is to be considered.
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          Section 802. Recording Amendments and Repeals. The text of all
                       --------------------------------
amendments and repeals to these Bylaws shall be attached to the Bylaws with a notation of the date and vote of each such amendment or repeal.


ARTICLE IX.  APPROVAL OF AMENDED BYLAWS AND RECORD OF AMENDMENTS AND REPEALS.

          Section 901. Approval and Effective Date. These Bylaws have been
                       ---------------------------
approved as the Bylaws of the Corporation this 15th day of December, 1981, and shall be effective as of said date.

          Section 902. Amendments or Repeals.
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                                    Date Amended
          Section Involved          or Repealed          Approved by